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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-75888) of C-COR.net Corp. of our report dated May 15, 2001 relating to the financial statements of MobileForce Technologies, Inc., which appears in the Current Report on Form 8-K of C-COR.net Corp. dated April 27, 2001, as amended on July 10, 2001. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 31, 2002